Exhibit 10.1

May 4, 2015

Mr. Bruce Telkamp

935 Damian Way

Los Altos, CA 94024

Re:	Amendment to Employment Agreement

Dear Bruce:

Reference is hereby made to the Employment Agreement, dated July 14, 2014 (the “Employment Agreement”), between you and Health Insurance Innovations, Inc. The purpose of this letter agreement is to amend Section 1(a) of the Employment Agreement. In particular, Section 1(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The Company shall employ Executive during the Term (as defined below) as CEO of the Company’s Consumer Division and the CEO of HealthPocket. Executive shall have such authority and such responsibilities as are assigned or delegated to him from time to time by the Company, which shall include but not be limited to such authority and responsibilities as are customarily associated with such positions.”

Except as amended and modified by this letter agreement, your Employment Agreement remains in full force and effect in accordance with its terms.

By signing this letter agreement below, you confirm your agreement to the foregoing.

Sincerely,

/s/ Michael W. Kosloske
Michael W. Kosloske,
Chairman, President and Chief Executive Officer

Acknowledged and Agreed as of May 4, 2015.

Signature:	/s/ Bruce Telkamp
Bruce Telkamp, individually